Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 1-K of our report dated September 28, 2020 relating to the financial statements of The Gladstone Companies, Inc.

/s/ PricewaterhouseCoopers LLP

McLean, VA

September 28, 2020